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SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K
CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934
Date of report (Date of earliest event reported) August 28, 2008
Breeze-Eastern Corporation
(Exact Name of Registrant as Specified in Charter)

Delaware	1-7872	95-4062211

(State or Other Jurisdiction Of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

700 Liberty Ave, Union, New Jersey	07083

(Address of Principal Executive Offices)	(Zip Code)
Registrant’s telephone number, including area code (908) 688-2440
(Former Name or Former Address, if Changed Since Last Report)
     Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the Registrant under any of the following provisions:
     ☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
     ☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
     ☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b)
     ☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c)

ITEM 1.01. Entry into a Material Definitive Agreement.
     On August 28, 2008, the Company announced that it has completed the refinancing of its existing credit facility with a new $33.0 million credit facility provided by PNC Bank, National Association and T.D. Bank, N.A. In addition to allowing the Company to retire all of its existing debt, the new credit facility provides working capital for the Company’s current and expected future needs. The new credit facility has a maturity of 60 months and provides for a $10.0 million revolving line of credit and a term loan of $23.0 million. The refinancing will retire approximately $24.0 million of existing debt leaving approximately $9.0 million available for working capital.
Reference is made to the Company’s press release dated August 28, 2008, a copy of which is attached hereto as Exhibit 99 to this Form 8-K.
ITEM 2.03. Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.
     See discussion relating to the new credit facility in Item 1.01 of this Form 8-K.
ITEM 9.01 Financial Statements and Exhibits.
(a) Financial Statements of Business Acquired. None
(b) Pro Forma Financial Information. None
(c) Shell Company Transactions. Not applicable.
(d) Exhibits.

Exhibit	Description

10.1	Credit Agreement by and among Breeze-Eastern Corporation, as Borrower, the Guarantors that are signatories thereto, as the Guarantors, T.D. Bank, N.A, as a Lender, PNC Bank, National Association, as a Lender and the Administrative Agent for the Lenders, and PNC Capital Markets, LLC, as Arranger, dated as of August 28, 2008.

99	Press Release of the Company dated August 28, 2008.

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BREEZE-EASTERN CORPORATION
By:	/s/ Joseph F. Spanier
Joseph F. Spanier, Executive Vice President,
Chief Financial Officer and Treasurer

Date: August 29, 2008

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